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                                                                January 27, 1997



Tuscany, Inc.
601 Union Street, Suite 4620
Seattle, Washington 98101

Ladies and Gentlemen:

         We hereby consent to the use of our name as your counsel in connection with the Registration Statement on Form SB-2 (No. 333-18711) and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                       Very truly yours,

                                       /s/ Tenzer Greenblatt LLP
                                       ---------------------------
                                       TENZER GREENBLATT LLP